UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 26, 2015

BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 N Broadway, Oklahoma City, OK		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2015, the Board of Directors of the Company appointed Mr. Kevin Lawrence, as Chief Financial Officer and Treasurer, effective April 1, 2015.  He is 35 years old and since June 2013 has served as Senior Financial Officer of BancFirst Corporation. In that role he managed the accounting and financial reporting functions. Before joining BancFirst Corporation, Mr. Lawrence was employed by Ernst & Young where he was Senior Manager overseeing audits for banks with asset size in excess of $10 billion. Mr. Lawrence holds a Bachelor of Business Administration degree in Accounting from Oklahoma Christian University and is a Certified Public Accountant.

In connection with Mr. Lawrence’s appointment, the Compensation Committee of the Board has approved of the following compensation for him: (a) annual base salary of $225,000; and (b) target annual incentive award of 20%.

Randy Foraker, EVP and Chief Risk Officer of BancFirst, has served as Interim Chief Financial Officer since November 15, 2012. Mr. Foraker has been an officer of the Company for over 28 years and since 2003 has served as EVP, Chief Risk Officer, and Assistant Secretary of both BancFirst Corporation and BancFirst, its principal subsidiary. Mr. Foraker will continue to serve in these positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BancFirst Corporation
(Registrant)

March 27, 2015
/s/Randy Foraker
Randy Foraker
Executive Vice President
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)